Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: August 4, 2014
From: Jeffrey T. Bowman
Chief Executive Officer             ____________________________________________________________________________________________
Crawford & Company Reports 2014 Second Quarter Results
Company Reaffirms Annual Guidance

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2014.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock (CRDA) than on the voting Class B Common Stock (CRDB), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRDA must receive the same type and amount of consideration as holders of CRDB, unless different consideration is approved by the holders of 75% of CRDA, voting as a class.

Consolidated Results
Second quarter 2014 consolidated revenues before reimbursements totaled $288.2 million, compared with $298.9 million for 2013. Second quarter 2014 net income attributable to shareholders of Crawford & Company was $10.5 million, compared with net income of $17.0 million in the second quarter of 2013. Second quarter 2014 diluted earnings per share were $0.19 for CRDA and $0.18 for CRDB, compared with diluted earnings per share of $0.31 for CRDA and $0.30 for CRDB in the prior year quarter.

Consolidated operating earnings, a non-GAAP financial measure, totaled $20.9 million in the 2014 second quarter, compared with $30.4 million in the 2013 second quarter.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of June 30, 2014 totaled $47.7 million compared with $76.0 million at December 31, 2013.

The Company used $59.6 million of cash in operations during the first six months of 2014, compared with $15.1 million during the first six months of 2013. The increase in cash used in operating activities in the first six months of 2014 compared with the first six months of 2013 was primarily due to lower net income, an increase in billed accounts receivable, and an increase in payments for incentive compensation, defined benefit plans and defined contribution plans. The Company's operating cash needs typically peak during the first half of the year and decline during the balance of the year, due in part to annual payments made in the first half of each year to fund defined contribution retirement plans and incentive compensation plans.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our second quarter 2014 consolidated operating earnings showed improvement over first quarter results but were down from the prior year, consistent with our expectations heading into the quarter. The declines in revenues and operating earnings attributable to our Gulf-related special project in Legal Settlement Administration were a principal contributor to our decreased earnings.

"During the 2014 second quarter, the Americas operating performance showed marked improvement over the prior-year period, as severe weather had a positive effect on our North American property and casualty businesses. The Americas segment earnings also grew during the second quarter of 2014 as a result of continued improvement in our Canadian operations and growth in our Contractor Connection operations in both the U.S. and Canada. In the U.S. we have benefited from an increase in revenues from a major insurer under an outsourcing special project.

"Entering the year, we indicated our expectations that our EMEA/AP segment results would face difficult comparisons as we finalized claims in Thailand, and this is reflected in the 2014 second quarter's lower operating results. In addition, the decline in segment margin reflects expenses from our investment in our specialty markets operations, which we expect to continue through the remainder of the year.

"The comparison of Broadspire’s second quarter 2014 operating performance against the 2013 period was impacted by a one-time benefit of $3.0 million in revenues and operating earnings in the prior-year period, related to certain life-time claim handling obligations that the Company was relieved of handling. Apart from this prior-year credit, we saw gains in both revenues and operating profitability during the 2014 second quarter, and we were pleased with the continuing progress made in these operations so far this year.

"Results from our Legal Settlement Administration segment during the second quarter of 2014 continue to include activity from the Deepwater Horizon class action settlement, but at a substantially reduced rate compared with the prior year. The Company has had recent success in winning new business opportunities, which should help mitigate, but not entirely offset, anticipated declines in revenues associated with this and a few other large projects during the remainder of 2014 as compared to 2013 levels."

Mr. Bowman concluded, "We remain dedicated to achieving our long-term strategic objectives. We are focused on the opportunities in front of us and are confident that as we successfully execute our strategies, we will create meaningful value for our shareholders. To that end, we are pleased to announce that our Board has approved a new Company stock repurchase authorization, increasing the size and extending the duration of the authorization, which we believe evidences our confidence in the long-term prospects of our Company."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results
Americas
Americas revenues before reimbursements were $93.6 million in the second quarter of 2014, increasing from $82.6 million in the 2013 second quarter. Americas revenues would have been higher were it not for a strengthened U.S. dollar compared to foreign currencies in the segment, which reduced our Americas revenues in the second quarter of 2014 compared with the prior year period by approximately 3%. Operating earnings were $8.1 million in the 2014 second quarter, compared with $4.4 million in the 2013 second quarter, representing an operating margin of 9% and 5% in the 2014 and 2013 periods, respectively.

EMEA/AP
Second quarter 2014 revenues before reimbursements for the EMEA/AP segment totaled $87.2 million, compared with $87.6 million in the 2013 second quarter. Changes in foreign exchange rates did not have a material impact on our EMEA/AP revenues in the second quarter of 2014 compared with the prior year period. EMEA/AP operating earnings were $4.3 million in the 2014 second quarter, compared with 2013 second quarter operating earnings of $8.4 million. The segment operating margin decreased from 10% in 2013 to 5% in 2014.

Broadspire
Broadspire segment revenues before reimbursements were $66.7 million in the 2014 second quarter, up from $65.8 million in the 2013 second quarter. Broadspire recorded operating earnings of $2.7 million in the 2014 second quarter, representing an operating margin of 4%, compared with $4.4 million, or 7% of revenues, in the 2013 second quarter.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $40.7 million in the 2014 second quarter, compared with $63.0 million in the 2013 second quarter. Operating earnings were $5.7 million in the 2014 second quarter, compared with $16.5 million in the 2013 second quarter, with the related operating margin decreasing from 26% in the 2013 period to 14% in the 2014 period. At June 30, 2014 we had a backlog of projects awarded totaling approximately $96.6 million, compared with $130.0 million at June 30, 2013.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2014 Guidance
Crawford & Company is reaffirming its guidance range for 2014 as follows:

•	Consolidated revenues before reimbursements between $1.08 and $1.12 billion;

•	Consolidated operating earnings between $84.0 and $98.5 million;

•	Consolidated cash provided by operating activities between $50.0 and $60.0 million;

•	Consolidated net income attributable to shareholders of Crawford & Company between $46.5 and $54.0 million;

•	Diluted earnings per share of $0.84 to $0.99 for CRDA; and

•	Diluted earnings per share of $0.80 to $0.95 for CRDB.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

In recent periods the Company has derived a material portion of its revenues and operating earnings from a limited number of client engagements and special projects within its Legal Settlement Administration and EMEA/AP segments, specifically their work on the gulf-related class action settlement and Thailand flooding claims. These projects are either completed or continue to wind down and management expects revenues, and related operating earnings from these projects, to continue to be at a reduced rate through the remainder of 2014 as compared to 2013 levels. No assurances of timing of the project end dates and, therefore, continued revenues or operating earnings, can be provided. In the event the Company is unable to replace revenues and related operating earnings from these projects as they wind down, or upon the termination or other expiration thereof, with revenues and operating earnings from new projects and customers within this or other segments, there could be a material adverse effect on the Company's results of operations.

The Company is also announcing that its Board of Directors has approved a new stock repurchase authorization, which allows for the repurchase of up to 2.0 million shares of CRDA or CRDB (or both) through July 2017. Stock repurchases may be made in open market or privately negotiated transactions from time to time. The Company will base future repurchase decisions on such factors as stock price, general economic and market conditions, the potential impact on its capital structure, and the expected return on potentially competing uses of capital. Crawford can give no assurance as to the amount of repurchases to be made or the actual purchase prices.

Conference Call
Crawford & Company's management will host a conference call with investors on Monday, August 4, 2014 at 3:00 p.m. EST to discuss second quarter 2014 results. The call will be recorded and available for replay through September 4, 2014. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 77577462. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment and consolidated operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Six months ended
	June 30, 2014	% Margin	June 30, 2013	% Margin	June 30, 2014	% Margin	June 30, 2013	% Margin
Operating Earnings (Loss):
Americas	$8,142	9%	$4,417	5%	$15,076	8%	$7,637	5%
EMEA/AP	4,310	5%	8,392	10%	6,210	4%	15,214	9%
Broadspire	2,715	4%	4,359	7%	4,718	4%	2,591	2%
Legal Settlement Administration	5,700	14%	16,530	26%	10,667	13%	28,543	24%
Unallocated corporate and shared costs and credits, net	53	—%	(3,333)	(1)%	(1,690)	—%	(5,630)	(1)%
Consolidated Operating Earnings	20,920	7%	30,365	10%	34,981	6%	48,355	8%
(Deduct) Add:
Net corporate interest expense	(1,551)	(1)%	(1,600)	(1)%	(2,852)	(1)%	(3,243)	(1)%
Stock option expense	(202)	—%	(293)	—%	(496)	—%	(373)	—%
Amortization expense	(1,611)	(1)%	(1,594)	(1)%	(3,203)	(1)%	(3,190)	(1)%
Income taxes	(6,962)	(2)%	(10,010)	(3)%	(11,250)	(2)%	(15,000)	(3)%
Net (income) loss attributable to non-controlling interests	(130)	—%	140	—%	(64)	—%	198	—%
Net income attributable to shareholders of Crawford & Company	$10,464	4%	$17,008	6%	$17,116	3%	$26,747	5%

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and six months ended June 30, 2014 is shown on the attached unaudited condensed consolidated financial statements.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest (based on annual revenues) independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford SolutionSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting CRDA than on the voting CRDB, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRDA must receive the same type and amount of consideration as holders of CRDB, unless different consideration is approved by the holders of 75% of CRDA, voting as a class.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2014	2013	% Change

Revenues:

Revenues Before Reimbursements	$288,216	$298,947	(4)%
Reimbursements	18,837	27,181	(31)%
Total Revenues	307,053	326,128	(6)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	208,249	212,333	(2)%
Reimbursements	18,837	27,181	(31)%
Total Costs of Services	227,086	239,514	(5)%

Selling, General, and Administrative Expenses	60,902	58,425	4%
Corporate Interest Expense, Net	1,551	1,600	(3)%
Total Costs and Expenses	289,539	299,539	(3)%

Other Income	42	289	(85)%

Income before Income Taxes	17,556	26,878	(35)%
Provision for Income Taxes	6,962	10,010	(30)%

Net Income	10,594	16,868	(37)%

Net (Income) Loss Attributable to Noncontrolling Interests	(130)	140	nm

Net Income Attributable to Shareholders of Crawford & Company	$10,464	$17,008	(38)%

Earnings Per Share - Basic:
Class A Common Stock	$0.19	$0.32	(41)%
Class B Common Stock	$0.18	$0.31	(42)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.19	$0.31	(39)%
Class B Common Stock	$0.18	$0.30	(40)%

Cash Dividends Per Share:
Class A Common Stock	$0.05	$0.04	25%
Class B Common Stock	$0.04	$0.03	33%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2014	2013	% Change

Revenues:

Revenues Before Reimbursements	$563,565	$585,228	(4)%
Reimbursements	32,846	48,026	(32)%
Total Revenues	596,411	633,254	(6)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	412,142	425,674	(3)%
Reimbursements	32,846	48,026	(32)%
Total Costs of Services	444,988	473,700	(6)%

Selling, General, and Administrative Expenses	120,632	117,375	3%
Corporate Interest Expense, Net	2,852	3,243	(12)%
Total Costs and Expenses	568,472	594,318	(4)%

Other Income	491	2,613	(81)%

Income Before Income Taxes	28,430	41,549	(32)%
Provision for Income Taxes	11,250	15,000	(25)%

Net Income	17,180	26,549	(35)%

Net (Income) Loss Attributable to Noncontrolling Interests	(64)	198	nm

Net Income Attributable to Shareholders of Crawford & Company	$17,116	$26,747	(36)%

Earnings Per Share - Basic:
Class A Common Stock	$0.32	$0.50	(36)%
Class B Common Stock	$0.30	$0.48	(38)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.32	$0.49	(35)%
Class B Common Stock	$0.30	$0.47	(36)%

Cash Dividends Per Share:
Class A Common Stock	$0.10	$0.08	25%
Class B Common Stock	$0.08	$0.06	33%

nm = not meaningful

`
Press Release
`CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended June 30,

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change

Revenues Before Reimbursements	$93,601	$82,634	13%	$87,246	$87,593	—%	$66,706	$65,768	1%	$40,663	$62,952	(35)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,917	54,414	8%	60,894	59,229	3%	37,488	35,652	5%	28,911	39,658	(27)%
% of Revenues Before Reimbursements	63%	66%		70%	68%		56%	54%		71%	63%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	26,542	23,803	12%	22,042	19,972	10%	26,503	25,757	3%	6,052	6,764	(11)%
% of Revenues Before Reimbursements	28%	29%		25%	23%		40%	39%		15%	11%

Total Operating Expenses	85,459	78,217	9%	82,936	79,201	5%	63,991	61,409	4%	34,963	46,422	(25)%

Operating Earnings (1)	$8,142	$4,417	84%	$4,310	$8,392	(49)%	$2,715	$4,359	38%	$5,700	$16,530	(66)%
% of Revenues Before Reimbursements	9%	5%		5%	10%		4%	7%		14%	26%

Six Months Ended June 30,

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change

Revenues Before Reimbursements	$181,492	$166,878	9%	$167,582	$175,182	(4)%	$131,464	$123,565	6%	$83,027	$119,603	(31)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	115,668	114,063	1%	118,806	119,039	—%	75,107	70,434	7%	58,986	77,591	(24)%
% of Revenues Before Reimbursements	64%	68%		71%	68%		57%	57%		71%	65%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	50,748	45,178	12%	42,566	40,929	4%	51,639	50,540	2%	13,374	13,469	(1)%
% of Revenues Before Reimbursements	28%	27%		25%	23%		39%	41%		16%	11%

Total Operating Expenses	166,416	159,241	5%	161,372	159,968	1%	126,746	120,974	5%	72,360	91,060	(21)%

Operating Earnings (1)	$15,076	$7,637	97%	$6,210	$15,214	(59)%	$4,718	$2,591	82%	$10,667	$28,543	(63)%
% of Revenues Before Reimbursements	8%	5%		4%	9%		4%	2%		13%	24%
NOTE: "Direct Compensation, Fringe Benefits & Non-Employee Labor" and "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor" components are not comparable across segments, but are comparable within each segment across periods.

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense,amortization of customer-relationship intangible assets, and certain unallocated corporate and shared costs and credits. See pages 3-6 for additional information about segment operating earnings.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2014 and December 31, 2013
(In Thousands, Except Par Values)

		*
	June 30,	December 31,
	2014	2013
ASSETS

Current Assets:
Cash and Cash Equivalents	$47,734	$75,953
Accounts Receivable, Net	185,856	160,350
Unbilled Revenues, at Estimated Billable Amounts	118,870	105,791
Income Taxes Receivable	3,729	5,150
Prepaid Expenses and Other Current Assets	27,634	22,437
Total Current Assets	383,823	369,681

Property and Equipment	154,266	155,326
Less Accumulated Depreciation	(111,598)	(109,643)
Net Property and Equipment	42,668	45,683

Other Assets:
Goodwill	133,026	132,777
Intangible Assets Arising from Business Acquisitions, Net	77,381	82,103
Capitalized Software Costs, Net	73,666	72,761
Deferred Income Tax Assets	60,777	61,375
Other Noncurrent Assets	26,996	25,678
Total Other Assets	371,846	374,694

Total Assets	$798,337	$790,058

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$49,098	$35,000
Accounts Payable	38,070	50,941
Accrued Compensation and Related Costs	74,485	98,656
Self-Insured Risks	13,861	13,100
Income Taxes Payable	5,804	3,476
Deferred Income Taxes	14,611	15,063
Deferred Rent	14,902	16,062
Other Accrued Liabilities	34,107	34,270
Deferred Revenues	47,947	49,950
Current Installments of Long-Term Debt and Capital Leases	852	875
Total Current Liabilities	293,737	317,393

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	141,374	101,770
Deferred Revenues	27,092	26,893
Self-Insured Risks	11,228	12,530
Accrued Pension Liabilities	85,348	102,960
Other Noncurrent Liabilities	19,714	20,979
Total Noncurrent Liabilities	284,756	265,132

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,215	29,875
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	38,720	39,285
Retained Earnings	294,837	285,165
Accumulated Other Comprehensive Loss	(175,439)	(179,210)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	213,023	199,805
Noncontrolling Interests	6,821	7,728
Total Shareholders’ Investment	219,844	207,533

Total Liabilities and Shareholders' Investment	$798,337	$790,058
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2014 and June 30, 2013
Unaudited
(In Thousands)

	2014	2013
Cash Flows From Operating Activities:
Net Income	$17,180	$26,549
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	18,574	16,464
Stock-Based Compensation	743	1,832
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(26,366)	(14,777)
Unbilled Revenues, Net	(13,564)	(13,528)
Accrued or Prepaid Income Taxes	3,633	948
Accounts Payable and Accrued Liabilities	(37,314)	(27,144)
Deferred Revenues	(2,025)	(1,941)
Accrued Retirement Costs	(15,423)	(7,262)
Prepaid Expenses and Other Operating Activities	(5,057)	3,805
Net Cash Used In Operating Activities	(59,619)	(15,054)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(5,691)	(4,452)
Proceeds from Disposals of Property and Equipment	1,289	—
Capitalization of Computer Software Costs	(7,930)	(8,382)
Cash Surrendered in Sale of Business	(1,554)	—
Net Cash Used In Investing Activities	(13,886)	(12,834)

Cash Flows From Financing Activities:
Cash Dividends Paid	(4,991)	(3,868)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(1,361)	(880)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	518	1,137
Repurchases of Common Stock	(2,791)	(787)
Increases in Short-Term and Revolving Credit Facility Borrowings	79,142	52,776
Payments on Short-Term and Revolving Credit Facility Borrowings	(24,424)	(41,791)
Payments on Capital Lease Obligations	(440)	(399)
Dividends Paid to Noncontrolling Interests	(142)	—
Other Financing Activities	(32)	(2)
Net Cash Provided By Financing Activities	45,479	6,186

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(193)	1
Decrease in Cash and Cash Equivalents	(28,219)	(21,701)
Cash and Cash Equivalents at Beginning of Year	75,953	71,157
Cash and Cash Equivalents at End of Period	$47,734	$49,456